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                                                                   EXHIBIT 4(a)

                                                               PAGE 1


                              STATE OF DELAWARE


                      OFFICE OF THE SECRETARY OF STATE

                        ----------------------------


        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "FUQUA ENTERPRISES, INC.", FILED IN THIS OFFICE ON THE THIRD DAY OF JUNE, A.D. 1996, AT 10 O'CLOCK A.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.




                           [STATE OF DELAWARE SEAL]










  [SECRETARY'S OFFICE OF DELAWARE SEAL]     /s/ Edward J. Freel
                                            -----------------------------------
                                            Edward J. Freel, Secretary of State


                                           AUTHENTICATION:   7969564
  0624103  8100
                                                     DATE:   06-03-96
  960159654

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                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           FUQUA ENTERPRISES, INC.

                   ------------------------------------------
                    Pursuant to Sections 242 and 245 of the
                        Delaware General Corporation Law
                   ------------------------------------------


         The undersigned, Lawrence P. Klamon, President and Chief Executive Officer, and Mildred H. Hutcheson, Corporate Secretary, of FUQUA ENTERPRISES, INC. ("Corporation"), do hereby certify as follows:

         1. The name of the Corporation is Fuqua Enterprises, Inc. The name under which the Corporation was originally incorporated is The Seagrave Delaware Corporation.

         2. The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on April 12, 1965.

         3. The amendments to and the restatement of the Certificate of Incorporation of the Corporation have been duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law by the affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon at a meeting of the stockholders of the Corporation duly called and held on June 1, 1996.

         4. The text of the Certificate of Incorporation of the Corporation, as heretofore amended, is hereby amended further and restated to read in full as follows:

                                   ARTICLE I
                                      NAME

         The name of the corporation ("Corporation") is Fuqua Enterprises, Inc.

                                   ARTICLE II
                         ADDRESS OF REGISTERED OFFICE;
                            NAME OF REGISTERED AGENT

         The registered office of the Corporation is to be located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and State of Delaware. The name of its resident agent at that address is The Corporation Trust Company.

                                  ARTICLE III
                               PURPOSE AND POWERS

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law. It shall have all powers that may now or hereafter be lawful for a corporation to exercise under the Delaware General Corporation Law.

                                   ARTICLE IV
                                 CAPITAL STOCK

         SECTION 4.1. TOTAL NUMBER OF SHARES OF STOCK. The total number of shares of stock which the Corporation shall have authority to issue is 28,000,000, of which 8,000,000 shares shall be Preferred Stock with a par value of $1.00, and 20,000,000 shares shall be Common Stock with a par value of $2.50.



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         SECTION 4.2.  PREFERRED STOCK.  (a)  The shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series thereof, the shares of each class or series thereof to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issue of such class or series, adopted by the Board of Directors as hereinafter provided.

         (b) Authority is hereby expressly granted to the Board of Directors of the Corporation, subject to the provisions of this Article IV and to the limitations prescribed by the Delaware General Corporation Law, to authorize the issue of one or more classes, or series thereof, of Preferred Stock and with respect to each such class or series to fix by resolution or resolutions providing for the issue of such class or series the voting powers, full or limited, if any, of the shares of such class or series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each class or series thereof shall include, but not be limited to, the determination or fixing of the following:

                 (i) the maximum number of shares to constitute such class or series, which may subsequently be increased or decreased by resolution of the Board of Directors unless otherwise provided in the resolution providing for the issue of such class or series, the distinctive designation thereof and the stated value thereof if different than the par value thereof;

                 (ii) the dividend rate of such class or series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;

                 (iii) whether the shares of such class or series shall be subject to redemption, in whole or in part, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption, including whether or not such redemption may occur at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event;

                 (iv) the terms and amount of any sinking fund established for the purchase or redemption of the shares of such class or series;

                 (v) whether or not the shares of such class or series shall be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of the Corporation, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

                 (vi) the extent, if any, to which the holders of shares of such class or series shall be entitled to vote with respect to the election of directors or otherwise;

                 (vii) the restrictions, if any, on the issue or reissue of any additional Preferred Stock;

                 (viii) the rights of the holders of the shares of such class or series upon the dissolution of, or upon the subsequent distribution of assets of, the Corporation; and

                 (ix) the manner in which any facts ascertainable outside the resolution or resolutions providing for the issue of such class or series shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series.

         SECTION 4.3. COMMON STOCK. The holders of the Common Stock shall be entitled to one vote for each share of Common Stock held.





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                                   ARTICLE V
                             GOVERNANCE PROVISIONS

         The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for further defining, limiting and regulating the powers of the Corporation and its director and stockholders:

         SECTION 5.1. STOCKHOLDER NOMINATIONS. Nominations for election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors. A stockholder entitled to vote in the election of directors may nominate one or more persons for election as directors at a meeting of stockholders provided that written notice the stockholder's intent to make such nomination or nominations has been given either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation (i) with respect to an election to be held at an annual meeting of stockholders, at least ninety days prior to the anniversary date of the immediately preceding annual meeting, (ii) with respect to an election to be held at a special meeting of stockholders called at the request of a stockholder, at least ninety days prior to the date of the special meeting, and (iii) with respect to an election to be held at a special meeting of stockholders other than a special meeting called at the request of a stockholder, prior to the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. The notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a statement that the stockholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The election of the directors of the Corporation need not be by written ballot.

         SECTION 5.2. BYLAW AMENDMENTS. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered, without the assent or vote of the stockholders, to make, alter, or repeal the Bylaws of the Corporation.


                                   ARTICLE VI
                                   COMPROMISE

         Wherever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such matter as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement, and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.





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                                  ARTICLE VII
                                INDEMNIFICATION

         SECTION 7.1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact:

         (i) that he or she is or was a director or officer of the Corporation, or

         (ii) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or "other enterprise"), whether either in case (i) or in case (ii) the basis of such proceeding is alleged action or inaction (x) in an official capacity as a director or officer of the Corporation, or as a director, trustee, officer, employee or agent of such other enterprise, or (y) in any other capacity related to the Corporation or such other enterprise while so serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent not prohibited by Section 145 (or any successor provision or provisions) of the Delaware General Corporation Law as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including without limitation attorneys' fees and expenses, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith. The persons indemnified by this Article VII are hereinafter referred to as "indemnitees." Such indemnification as to such alleged action or inaction shall continue as to an indemnitee who has after such alleged action or inaction ceased to be a director or officer of the Corporation, or director, trustee, officer, employee or agent of such other enterprise; and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Notwithstanding the foregoing, except as may be provided in the Bylaws or by the Board of Directors, the Corporation shall not indemnify any such indemnitee in connection with a proceeding (or portion thereof) initiated by such indemnitee unless such proceeding (or portion thereof) was authorized by the Board of Directors (but this prohibition shall not apply to a counterclaim, cross-claim or third-party claim brought by the indemnitee in any proceeding). The right to indemnification conferred in this Article VII: (i) shall be a contract right; (ii) shall not be affected adversely to any indemnitee by any amendment of this Amended and Restated Certificate of Incorporation with respect to any alleged action or inaction occurring prior to such amendment; and (iii) shall, subject to any requirements imposed by law and the Bylaws, include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition.

         SECTION 7.2. RELATIONSHIP TO OTHER RIGHTS AND PROVISIONS CONCERNING INDEMNIFICATION. The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Amended and Restated Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Bylaws may contain such other provisions concerning indemnification, including provisions specifying reasonable procedures relating to and conditions to the receipt by indemnitees of indemnification, provided that such provisions are not inconsistent with the provisions of this Article VII.

         SECTION 7.3. AGENTS AND EMPLOYEES. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation (or any person serving at the Corporation's request as a director, trustee, officer, employee or agent of another enterprise) or to any person who is or was a director, officer, employee or agent of any of the Corporation's affiliates, predecessor or subsidiary corporations or of a constituent corporation absorbed by the Corporation in a consolidation or merger or who is or was serving at the request of such affiliate, predecessor or subsidiary corporation or of such constituent corporation as a director, officer, employee or agent of another enterprise, in each case as determined by the Board of Directors to the fullest extent of the provisions of this Article VII in cases of the indemnification and advancement of expenses of directors and officers of the Corporation, or to any lesser extent (or greater extent, if permitted by law) determined by the Board of Directors.





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                                  ARTICLE VIII
                      LIMITATION ON LIABILITY OF DIRECTORS

         No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 (or any successor section) of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. This Article VIII shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date when this Article VIII becomes effective. Neither the amendment nor repeal of this Article VIII, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VIII, would accrue or arise, prior to such amendment or repeal, or adoption of an inconsistent provision.

                                   ARTICLE IX
                                  SEVERABILITY

         In the event that any of the provisions of this Amended and Restated Certificate of Incorporation (including any provision within a single Section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

 IN WITNESS WHEREOF, we have signed this certificate this 1st day of June, 1996.




                                         /s/ Lawrence P. Klamon
                                         -------------------------------------
                                         Lawrence P. Klamon
                                         President and Chief Executive Officer




ATTEST:


/s/ Mildred H. Hutcheson
- ----------------------------------
Mildred H. Hutcheson
Corporate Secretary





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